Exhibit 10.4

DELEGATION OF MANAGEMENT AGREEMENT

This DELEGATION OF MANAGEMENT AGREEMENT (this “Agreement”), is made and entered as of September 1, 2016 by and between Titan Energy, LLC, a Delaware limited liability company (“New HoldCo”), and Titan Energy Management, LLC (“Titan Management”), a Delaware limited liability company.

WHEREAS, New HoldCo is the managing member of Titan Energy Operating, LLC, a Delaware limited liability company (“New OpCo”); and

WHEREAS, contemporaneously with the execution and delivery hereof, New HoldCo and New OpCo are entering into that certain Omnibus Agreement (as may be amended or modified from time to time in accordance with the terms thereof, the “Omnibus Agreement”) with Titan Management and Atlas Energy Resource Services, Inc., a Delaware corporation (“AERS”), pursuant to which, among other things, Titan Management will provide general, administrative, management and operating services to New HoldCo, New OpCo and their Subsidiaries (as defined in the New HoldCo LLC Agreement); and

WHEREAS, Section 7.1 of the Amended and Restated Limited Liability Company Agreement of Titan Energy Operating, LLC, dated September 1, 2016 (the “New OpCo LLC Agreement”) provides, among other things, that the powers of New OpCo shall be exercised by or under the authority of, and the business and affairs of New OpCo shall be managed under the direction of, New HoldCo as the sole member, who shall make all decisions and take all actions for New OpCo, provided, however, that New HoldCo shall have the power and authority to delegate to one or more other persons the rights and power to manage and control the business and affairs, or any portion thereof, of New OpCo, and may authorize such person or persons to enter into any document on behalf of New OpCo and perform the obligations of New OpCo thereunder by and on behalf of New OpCo; and

WHEREAS, Section 7.1 of the Limited Liability Company Agreement of New HoldCo, dated September 1, 2016 (the “New HoldCo LLC Agreement”), provides, among other things, that the Board of Directors of New HoldCo has the power and authority to delegate to one or more other persons the Board of Director’s rights and power to manage and control the business and affairs, or any portion thereof, of New HoldCo, except as prohibited by applicable law, and may authorize any other person to enter into any document on behalf of the New HoldCo and perform the obligations of the New HoldCo thereunder by and on behalf of New HoldCo, except as prohibited by applicable law; and

WHEREAS, in accordance with the Plan (as defined in the New OpCo LLC Agreement) New HoldCo is hereby delegating the operating management and control of the business and affairs of New OpCo to Titan Management on the terms and subject to the conditions set forth in this Agreement, the Omnibus Agreement, the New HoldCo LLC Agreement and the New OpCo LLC Agreement until (a) the closing of the redemption by New HoldCo of the Series A Preferred Share (as defined in the New HoldCo LLC Agreement) in accordance with Section 5.7(b)(viii) of the New HoldCo LLC Agreement, (b) the termination of the Omnibus Agreement, or (c) the sale or transfer of the Series A Preferred Share as provided in this Agreement.

NOW, THEREFORE:

1. Delegation of Authority.

a. Subject to Sections 1(b), 1(c), 1(d), 1(e) and 1(f) below, New HoldCo hereby delegates to Titan Management, to the fullest extent permitted under the terms of the New OpCo

LLC Agreement and applicable law, all of New HoldCo’s power and authority to take, in the name of and on behalf of New OpCo, or to cause New OpCo to take, (i) such actions in the ordinary course conduct of the operations, business and affairs of New OpCo as Titan Management shall determine to be necessary, advisable or appropriate and (ii) such other actions as shall be determined by the Board of Directors of New HoldCo from time to time (the “Delegation”), subject to the New HoldCo LLC Agreement, the New OpCo LLC Agreement and termination only in accordance with Section 22 hereof, in each case, to the extent such action is not a Non-Delegated Duty (as defined in the New HoldCo LLC Agreement) or such action is a Non-Delegated Duty that has received the Relevant Board Approval (as defined in the New HoldCo LLC Agreement). For the avoidance of doubt, the Delegation shall include full power and authority to bind New OpCo, except as otherwise provided herein or in the Omnibus Agreement.

b. Notwithstanding the foregoing, any transaction by New OpCo LLC (including all direct and indirect Subsidiaries) that requires Relevant Board Approval (as defined in the HoldCo LLC Agreement) shall be subject to the receipt of such Relevant Board Approval.

c. Notwithstanding the foregoing, the Delegation shall not include, and Titan Management shall not be permitted to undertake or enter into or commit New HoldCo or any of its direct or indirect Subsidiaries, including New OpCo, to undertake or enter into, any transaction or matter which requires Relevant Board Approval (as defined in the New HoldCo LLC Agreement) or the approval of the equity holders of New HoldCo under either the New HoldCo LLC Agreement or New OpCo LLC Agreement until such approval or approvals have been obtained.

d. Notwithstanding the foregoing, prior to the Fallaway Date (as defined in the New HoldCo LLC Agreement) the Class B Directors shall have the sole right to control the process relating to any merger, consolidation, or sale of all or substantially all of the assets of New HoldCo, as well as to bind New HoldCo with respect thereto, as provided in the New HoldCo LLC Agreement.

e. The liquidation or dissolution of New OpCo LLC will require the consent of (i) the holders of at least a majority of the Common Shares (as defined in the New HoldCo LLC Agreement) and (ii) approval of the Board of Directors of New HoldCo, which prior to the Fallaway Date shall include the approval of a majority of the Class B Directors.

f. Neither New HoldCo (in its capacity as Member or otherwise) nor Titan Management shall (i) approve the admission of any Person (as defined in the New HoldCo LLC Agreement) as a member of New OpCo LLC or (ii) approve or adopt any amendment to the New OpCo LLC Agreement.

2. Acceptance of Delegation by Titan Management. Titan Management hereby accepts the Delegation and agrees to perform the Delegation according to the standards specified in Section 6 hereto.

3. Use of Affiliates by Titan Management. Titan Management may perform the Delegation either directly or through one or more Affiliates (as defined in the New HoldCo LLC Agreement). If Titan Management performs all or any part of the Delegation through any Affiliate, (i) Titan Management shall remain fully responsible for actions taken or omitted by the Affiliate and (ii) for purposes of Sections 1 through 11, Titan Management and all such Affiliates shall be taken together and treated as Titan Management.

4. Conflicts of Interest. All potential and actual conflicts of interest that exist or arise between Titan Management and each of its Affiliates, on the one hand, and New OpCo, any Subsidiary of New OpCo, or any holder of any equity interest in New OpCo, on the other hand, shall be subject to Section 7.14 of the New OpCo LLC Agreement as of the Effective Date.

5. Continued Responsibility of New HoldCo. Notwithstanding the making by New HoldCo of the Delegation to Titan Management, New HoldCo shall remain responsible to New OpCo for actions taken or omitted by Titan Management within the scope of such delegation as if New HoldCo had itself taken or omitted to take any such actions. New HoldCo’s responsibility to New OpCo is not expanded or limited by this Agreement and shall be in effect to the same extent and on the same terms and conditions as specified in the New OpCo LLC Agreement or under Delaware law. New HoldCo shall have the right and power to direct Titan Management to take, or to cease from taking, any action that would constitute a breach of the New OpCo LLC Agreement. The Board of Directors of New HoldCo shall be entitled to monitor ARPM’s performance under this Agreement and shall have access to the books, records and documents of ARPM and to any of their officers, directors and employees to monitor ARPM’s performance under this Agreement.

6. Standards of Performance. In performing the Delegation, Titan Management shall be responsible to New OpCo and New HoldCo to the same extent and according to the same standards as would have been applicable to New HoldCo in favor of New OpCo had New HoldCo continued to exercise the delegated power and authority directly.

7. Reliance on Counsel. Without limiting the generality of Section 6, Titan Management ay rely on Section 7.11 of the New OpCo LLC Agreement to the same extent as New HoldCo.

8. Reliance by Third Parties. Pursuant to Section 7.13 of the New OpCo LLC Agreement, third parties dealing with New OpCo shall be entitled to assume that Titan Management has the full power and authority of New HoldCo in acting for New OpCo, provided that Titan Management shall notify third parties of the limits of its authority where appropriate.

9. Indemnification. Titan Management and its officers, directors and employees and all other persons covered within the definition of Indemnitee under the New OpCo LLC Agreement shall be entitled to mandatory indemnity and shall be entitled to be held harmless by New OpCo LLC to the extent and subject to the conditions provided for in the New OpCo LLC Agreement with New HoldCo hereby deeming it advisable that such indemnification and holding harmless shall (rather than may) be done and provided by New OpCo to the fullest extent and subject to the conditions provided therein.

10. Confidentiality; Books & Records. The parties agree that any Confidential Information (as defined in the Omnibus Agreement) shall be governed by Section 6.11 of the Omnibus Agreement and references therein to “this Agreement” shall include this Agreement, and the provisions of Section 6.11 and this Section 10 shall survive both the termination of the Omnibus Agreement and this Agreement for one year following termination, as provided therein and herein, respectively.

11. Expense Reimbursement. Titan Management shall be reimbursed in accordance with Section 3.3 of the Omnibus Agreement. Except as provided in this Agreement, Titan Management shall not otherwise be compensated for its services under this Agreement.

12. Notices. Any notice or other communication provided for herein or given hereunder to a party shall be in accordance with Section 6.2 of the Omnibus Agreement.

13. Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

14. Entire Agreement. This Agreement and the Omnibus Agreement, the New HoldCo LLC Agreement and the New OpCo LLC Agreement constitute the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein

15. Successor and Assigns. No Party shall have the right to assign this Agreement or any of its respective rights or obligations under this Agreement.

16. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement, other than Indemnitees (as defined in the New OpCo LLC Agreement) in respect of Section 9 of this Agreement.

17. Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of New OpCo, New HoldCo or Titan Management.

18. Amendment and Modification; Waiver. This Agreement may be amended or modified from time to time only by the written agreement of all the parties hereto and compliance with any provision hereof by a party hereto may be waived by the other party hereto, provided, that any such amendment, modification or waiver (with respect to a waiver given by New HoldCo) shall require the approval of a majority of the members of the Conflicts Committee. Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment” or an “Addendum” to this Agreement, or a “Waiver” of this Agreement, as applicable.

19. Severability. If any provision of this Agreement shall be held invalid or unenforceable by a court or regulatory body of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

20. Governing Law; Submission to Jurisdiction. This Agreement shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principles that might refer the construction or interpretation of this Agreement to the laws of another state. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, or relating in any manner to, this Agreement must be brought against any of the Parties in the Court of Chancery of the State of Delaware in and for New Castle County or, if the Court of Chancery lacks subject matter jurisdiction, in another court of the State of Delaware, County of New Castle, or in the United States District Court for the District of Delaware, and each of the Parties consent to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world.

21. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

22. Termination. This Agreement and the authority delegated to Titan Management herein shall terminate (a) automatically upon the closing of the redemption by New HoldCo of the Series A Preferred Share in accordance with Section 5.7(b)(viii) of the New HoldCo LLC Agreement, (b) automatically upon the termination of the Omnibus Agreement, or (c) automatically upon the sale, assignment, transfer, conveyance, gift, exchange, or other disposal of the Series A Preferred Share to any other person; provided, however, that subsection (c) shall not preclude or limit Titan Management’s ability to mortgage, pledge, hypothecate or grant a security interest in the Series A Preferred Share; provided further, however, that the authority delegated to Titan Management herein shall terminate upon any forced sale of the Series A Preferred Share pursuant to the foreclosure of any such encumbrance. Notwithstanding the foregoing, Sections 9, 10, 12, 20 and 22 shall survive termination of this Agreement.

23. Entire Agreement. This Agreement and the Omnibus Agreement, the New HoldCo LLC Agreement and the New OpCo LLC Agreement constitutes the entire agreement of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein. In the event of a conflict between this Agreement and the Omnibus Agreement, the Omnibus Agreement shall control to the extent of any conflict. In no event shall Titan Management be entitled to duplicative payments to the extent Titan Management shall be entitled to any payment (including any indemnity payment) under one or more agreements or instruments relating to the same matter, provided that Titan Management shall have received the full amount owed to it in respect of such matter. In no event shall Titan Management be required to make duplicative payments under one or more agreements or instruments relating to the same matter.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

TITAN ENERGY, LLC

By	/s/ Jeffrey M. Slotterback

Name:	Jeffrey M. Slotterback

Title:	Chief Financial Officer

TITAN ENERGY MANAGEMENT, LLC

By	/s/ Jeffrey M. Slotterback

Name:	Jeffrey M. Slotterback

Title:	Chief Financial Officer

[Signature page to Delegation of Management Agreement]